UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	81-2963381
(State of incorporation or organization)	(IRS Employer Identification No.)

17190 Bernardo Center Drive San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-214148

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, $0.001 par value per share (the “Common Stock”), of Innovative Industrial Properties, Inc. (the “Company”) is contained in the Company’s Registration Statement on Form S-11 (Registration No. 333-214148), as amended, as originally filed with the Securities and Exchange Commission on October 17, 2016, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act Registration Statement”). The description of the Common Stock contained in the Securities Act Registration Statement is incorporated herein by reference.

Item 2.	Exhibits.

Because the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ Brian Wolfe
Brian Wolfe
Vice President, General Counsel and Secretary

Date: November 17, 2016

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